EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
     In connection with the Quarterly Report of Mills Music Trust (the “Trust”) on Form 10-Q for the fiscal quarter ended September 30, 2010, as filed with the Securities and Exchange Commission (the “Report”), the undersigned certifies, pursuant to 18 U.S.C. § 1350, that to my knowledge:
     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition* and results of operations of the Trust.

Date: November 22 , 2010	/s/ Joel Faden
Joel Faden, Joel Faden & Company, Inc.
Chief Financial Individual Providing accounting services

*	The statements of cash receipts and disbursements reflect only cash transactions and do not include transactions that would be recorded in financial statements presented on the accrual basis of accounting. The Trust is required to distribute all funds received after payment of expenses. Accordingly, the Trust has not prepared any statements of financial condition or cash flows.

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